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                            Supplemental Indenture

                                    No. 1

                                      to

                     Indenture dated as of June 13, 1997

                                     Re:

                  11 1/8% Senior Subordinated Notes due 2007

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          This SUPPLEMENTAL INDENTURE NO. 1 to INDENTURE (the "Supplemental
Indenture") is entered into among Precise Technology, Inc., a Delaware corporation (the "Company"), Precise TMP, Inc., a Virginia corporation ("Precise TMP"), Massie Tool, Mold & Die, Inc., a Florida corporation ("Massie"), Precise Polestar, Inc., a Virginia corporation ("Precise Polestar"), Precise Technology of Delaware Inc., a Delaware corporation ("Precise Delaware"), and Precise Technology of Illinois Inc., a Delaware corporation ("Precise Illinois") (each of Precise TMP, Massie, Precise Polestar, Precise Delaware and Precise
Illinois a "Guarantor", and together with certain future Subsidiaries of the Company as set forth herein, the "Guarantors") and Marine Midland
Bank, as trustee (the "Trustee").

                                   RECITALS

          WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture dated as of June 13, 1997 (the "Original Indenture") providing for the issuance and delivery by the Company of its 11 1/8% Senior Subordinated Notes due 2007;

          WHEREAS, pursuant to Section 9.01(e) of the Original Indenture, the Company, the Guarantors and the Trustee wish to amend and supplement the Original Indenture to make a change that does not adversely affect the legal rights thereunder of any Holder; and

          WHEREAS, terms used herein and not otherwise defined shall have the same meanings as specified in the Original Indenture.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Section 12.05 of the Original Indenture is hereby amended to read in its entirety as follows:

                    The obligations of each Guarantor are limited to the maximum amount as will result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          Section 2. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

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          Section 3.  Except as amended hereby, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          Section 4. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

          Section 5. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

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          IN WITNESS WHEREOF, the parties hereto caused this Supplemental
Indenture to be duly executed as of this 10th day of October, 1997.


                                       PRECISE TECHNOLOGY, INC.
                                       PRECISE TMP, INC.
                                       MASSIE TOOL, MOLD & DIE, INC.
                                       PRECISE POLESTAR, INC.
                                       PRECISE TECHNOLOGY OF DELAWARE INC.
                                       PRECISE TECHNOLOGY OF ILLINOIS INC.


                                       BY: /s/ William L. Remley
                                           ------------------------------------
                                       Name:  William L. Remley
                                       Title: Vice Chairman



                                       MARINE MIDLAND BANK, as Trustee


                                       BY: /s/ Frank Godino
                                           ------------------------------------
                                       Name:  Frank Godino
                                       Title: Assistant Vice President

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